POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors/Trustees of
VALIC COMPANY I
VALIC COMPANY II
do hereby severally constitute and appoint Gregory N. Bressler, Evelyn Curran, Nori L. Gabert, Donna M. Handel, Greg Kingston, Mark Matthes and/or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filing with the Securities and Exchange Commission, including, but not limited to registrations statements on Form N-1A and From N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including, but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.
     WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ EVELYN M. CURRAN Evelyn M. Curran	President (Principal Executive Officer)	April 24, 2007

/S/ GREGORY R. KINGSTON Gregory R. Kingston	Treasurer (Principal Financial and Accounting Officer)	April 24, 2007

/S/ THOMAS J. BROWN Thomas J. Brown	Independent Director and Trustee	April 24, 2007

/S/ JUDITH L. CRAVEN Judith L. Craven	Independent Director and Trustee	April 24, 2007

/S/ WILLIAM F. DEVIN William F. Devin	Independent Director and Trustee	April 24, 2007

/S/ TIMOTHY J. EBNER Timothy J. Ebner	Independent Director and Trustee	April 24, 2007

/S/ GUSTAVO E. GONZALES, JR. Gustavo E. Gonzales, Jr.	Independent Director and Trustee	April 24, 2007

/S/ PETER A. HARBECK Peter A. Harbeck	Director and Trustee	April 24, 2007

/S/ JOHN W. LANCASTER John W. Lancaster	Independent Director and Trustee	April 24, 2007

/S/ KENNETH J. LAVERY Kenneth J. Lavery	Independent Director and Trustee	April 24, 2007

/S/ BEN H. LOVE Ben H. Love	Independent Director and Trustee	April 24, 2007

/S/ JOHN E. MAUPIN John E. Maupin, Jr.	Independent Director and Trustee	April 24, 2007